FINANCE OF AMERICA REPORTS SECOND QUARTER 2022 RESULTS
– Net Loss for the quarter of $168 million or $(0.65) per basic share and $(0.70) of diluted EPS primarily attributable to negative fair value marks, after model assumptions were updated to account for higher credit spreads –
– Adjusted net loss* for the quarter of $22 million or $(0.12) per fully diluted share –

Plano, Texas (August 4, 2022): Finance of America Companies Inc., (“Finance of America” or the “Company”) (NYSE: FOA), a customer focused, consumer and specialty lending business, reported financial results for the quarter ended June 30, 2022.
Second Quarter 2022 Financial Highlights
•For the second quarter of 2022, the Company recognized a net loss of $168 million or $0.65 per basic share and $0.70 of diluted EPS.
•Net loss includes negative changes in fair value of long-term assets and liabilities carried at fair value* of $111 million, primarily attributable to model assumption updates to account for elevated credit spreads.
•For the second quarter of 2022, the Company recognized an adjusted net loss* of $22 million or $0.12 per fully diluted share.
•The combined Specialty Finance and Services (SF&S) businesses produced a pre-tax loss of $134 million inclusive of model assumption changes, and adjusted net loss* of $1 million, or $0.01 of adjusted fully diluted EPS*.
*See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
Graham A. Fleming, President and Interim Chief Executive Officer commented, “As we saw in the first quarter of 2022, rates and credit spreads remained volatile and increased dramatically throughout the quarter. The ten year treasury yield rose 117 basis points to an intra-quarter high of 3.49% on June 14 before decreasing 51 basis points to 2.98% by quarter end. Credit spreads also continued to widen at a rapid pace during the second quarter and reached new highs. We have updated our fair value models to account for these changes, which resulted in substantial negative fair value adjustments as we marked our balance sheet to reflect the lifetime impacts on long-term assets and liabilities. In the second quarter, our Reverse and Commercial segments continued to deliver strong volumes; however, due to substantially wider credit spreads, margins were lower than expected throughout the second quarter. In response, we have undertaken decisive actions to improve and protect margins and have seen some stability return in the first part of the third quarter.

We are committed to position FOA for long-term success and utilized the cash generated from hedge gains in the first half of 2022 to pay down our lines of credit and reduce volatility of the balance sheet. In addition, we have dramatically reduced run-rate expenses across the Company, but specifically in the Mortgage Originations segment, which has seen the biggest impact to volumes.

As we move forward, we remain focused on our strategic initiatives and will continue to take the necessary actions to return the company to profitability and ensure the long-term success of Finance of America.”

Second Quarter Financial Summary

($ amounts in millions, except margin and per share data)			Variance (%)		Variance (%)			Variance (%)
	Q2'22	Q1'22	Q2'22 vs Q1'22	Q2'21	Q2'22 vs Q2'21	YTD 2022	YTD 2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Funded volume	$6,349	$7,153	(11)%	$8,342	(24)%	$13,502	$17,856	(24)%
Total revenue	141	267	(47)%	389	(64)%	408	897	(55)%
Total expenses and other, net	310	345	(10)%	403	(23)%	655	785	(17)%
Pre-tax net income (loss)	(169)	(77)	(119)%	(14)	(1,107)%	(246)	112	(320)%
Net income (loss)	(168)	(64)	(163)%	(15)	(1,020)%	(232)	109	(313)%
Adjusted net income(1)	(22)	37	(159)%	57	(139)%	15	164	(91)%
Adjusted EBITDA(2)	(19)	60	(132)%	87	(122)%	41	241	(83)%
Basic (loss) earnings per share	$(0.65)	$(0.14)	(364)%	$0.04	(1,725)%	$(0.80)	N/A	N/A
Diluted loss per share(3)	$(0.70)	$(0.30)	(133)%	$(0.05)	(1,300)%	$(1.00)	N/A	N/A
Adjusted diluted (loss) earnings per share(2)	$(0.12)	$0.20	(160)%	$0.30	(140)%	$0.08	$0.86	(91)%
(1) Financial results of combined successor and predecessor of the business combination with Replay.
(2) See Reconciliation to GAAP section for a reconciliation of Adjusted net income (loss) and Adjusted EBITDA to Net (loss) income.
(3) Calculated on an if-converted basis. See Reconciliation to GAAP section for more detail.

Balance Sheet Highlights

($ amounts in millions)	June 30,	March 31,	Variance (%)
	2022	2022	Q2 2022 vs. Q1 2022
Cash and cash equivalents	$219	$227	(4)%
Securitized loans held for investment (HMBS & nonrecourse)	17,483	16,908	3%
Mortgage servicing rights (MSRs)	359	426	(16)%
Total assets	21,736	22,078	(2)%
Total liabilities	20,873	21,046	(1)%
Total equity	863	1,032	(16)%
Total tangible equity(1)	288	443	(35)%
(1) Total tangible equity calculated as total equity less goodwill and intangible assets, net.
•Cash and cash equivalents ended the second quarter at $219 million. The $8 million decrease in cash was primarily attributable to repayment of debt, offset by cash receipts on hedging positions.
•MSR balances declined 16% quarter over quarter following a strategic asset sale in the period.
•Total assets declined 2% from prior quarter due to reduced loan and MSR balances on the balance sheet, in addition to derivative asset positions rolling off, as hedge gains were realized during the quarter.
•Total liabilities declined $173 million on a sequential quarter basis primarily due to paying down outstanding financing lines of credit.

•The decline in total equity is primarily due to fair value adjustments recognized during the quarter resulting from widening credit spreads. As a result, total tangible equity decreased $155 million to $288 million.

Segment Results
Mortgage Originations
The Mortgage Originations segment generates revenue through fee income from loan originations and gain on sale of mortgage loans into the secondary market.

($ amounts in millions)			Variance (%)		Variance (%)			Variance (%)
	Q2'22	Q1'22	Q2'22 vs Q1'22	Q2'21	Q2'22 vs Q2'21	YTD 2022	YTD 2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Funded volume (Total)	$4,229	$5,106	(17)%	$6,928	(39)%	$9,335	$15,333	(39)%
Funded volume (Purchase)	3,336	2,766	21%	3,495	(5)%	6,102	6,159	(1)%
Funded volume (non-agency)	945	1,119	(16)%	795	19%	2,064	1,832	13%
Net rate lock volume	3,800	5,317	(29)%	6,669	(43)%	9,117	15,074	(40)%
Mortgage originations margin	2.14%	2.11%	1%	2.78%	(23)%	2.12%	3.13%	(32)%
Total revenue	103	135	(24)%	218	(53)%	238	538	(56)%
Pre-tax income (loss)	$(35)	$(22)	(59)%	$(6)	(483)%	$(57)	$90	(163)%
(1) Financial results of combined successor and predecessor of the business combination with Replay.

•Net rate lock volume totaled $3,800 million compared to $5,317 million in the prior quarter as rising interest rates continued to pressure refinance volumes industry-wide.
•Year-to-date funded purchase volume is essentially flat compared to the same period in 2021, and up 21% quarter over quarter.
•Year-to-date funded non-agency volume is up 13% compared to the same period in 2021, despite the dramatic increase in interest rates.
•Total revenue of $103 million for the second quarter compared to $135 million in the prior quarter, which reflects the impact of lower net rate lock volume.
•Pre-tax loss was $35 million for the second quarter compared to pre-tax loss of $22 million in the prior quarter. The decline in quarterly earnings was due to the decline in origination volumes, as higher interest rates dampened demand for refinances. This decline was partially offset by fixed expense reductions of nearly 15% compared to the prior quarter.
•During the course of Q2 and in early Q3, further expense reductions were made in Mortgage Originations and the full effects of those reductions will be realized over the remainder of the year.

Reverse Originations
The Reverse Originations segment generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of reverse mortgage loans.

($ amounts in millions)			Variance (%)		Variance (%)			Variance (%)
	Q2'22	Q1'22	Q2'22 vs Q1'22	Q2'21	Q2'22 vs Q2'21	YTD 2022	YTD 2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Funded volume	$1,580	$1,475	7%	$1,013	56%	$3,055	$1,782	71%
Total revenue	80	108	(26)%	95	(16)%	188	164	15%
Pre-tax income	$36	$68	(47)%	$53	(32)%	$104	$99	5%
(1) Financial results of combined successor and predecessor of the business combination with Replay.

•Second quarter 2022 funded reverse volume was $1,580 million, an increase of 7% from the prior quarter, which set a fifth consecutive quarterly volume record. The growth in volume is attributable primarily to market penetration with new-to-reverse customers.
•Second quarter 2022 revenue of $80 million declined 26% from the first quarter 2022 due primarily to the impact of widening credit spreads during the quarter, which negatively affected origination margins.
•Year-to-date 2022 revenue of $188 million represents a 15% increase compared to the same period in 2021, which was driven by strong growth in volumes period over period.

Commercial Originations
The Commercial Originations segment provides business purpose lending solutions for residential real estate investors. The Commercial Originations segment generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of mortgage loans.

($ amounts in millions)			Variance (%)		Variance (%)			Variance (%)
	Q2'22	Q1'22	Q2'22 vs Q1'22	Q2'21	Q2'22 vs Q2'21	YTD 2022	YTD 2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Funded volume	$540	$573	(6)%	$400	35%	$1,113	$741	50%
Total revenue	13	21	(38)%	23	(43)%	34	37	(8)%
Pre-tax income (loss)	$(12)	$(2)	(500)%	$3	(500)%	$(14)	$4	(450)%
(1) Financial results of combined successor and predecessor of the business combination with Replay.

•Second quarter 2022 funded volume of $540 million, which represented a 6% decline quarter over quarter, and a 35% increase compared to prior year quarter. Year to date volumes of $1,113 million represent a 50% increase over prior year.
•Pre-tax loss of $12 million for the quarter resulted from widening credit spreads, which reduced origination margins.

Lender Services
The Lender Services business generates revenue and earnings in the form of lender service support fees. Lender Services supports over 2,600 third party clients across the lending industry.

($ amounts in millions)			Variance (%)		Variance (%)			Variance (%)
	Q2'22	Q1'22	Q2'22 vs Q1'22	Q2'21	Q2'22 vs Q2'21	YTD 2022	YTD 2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Total revenue	$58	$76	(24)%	$81	(28)%	$134	$157	(15)%
% of revenue from third-party clients	81%	81%	—%	80%	1%	81%	78%	4%
Pre-tax income (loss)	$(5)	$7	(171)%	$8	(163)%	$2	$21	(90)%
(1) Financial results of combined successor and predecessor of the business combination with Replay.

•Second quarter 2022 revenue was $58 million, down 24% compared to the prior quarter as the segment faced pressure from rising interest rates.
•Second quarter 2022 pre-tax loss of $5 million, as the $18 million quarter over quarter decline in revenue due to lower mortgage refinance volume more than offset a $7 million reduction in expenses.
•Revenue from third-party clients was 81% in the second quarter of 2022, flat from the prior quarter.

Portfolio Management
The Portfolio Management segment generates revenue and earnings in the form of gain on sale of loans, fair value gains or losses, interest income, servicing income, fees for underwriting, advisory and valuation services and other ancillary fees.

($ amounts in millions)			Variance (%)		Variance (%)			Variance (%)
	Q2'22	Q1'22	Q2'22 vs Q1'22	Q2'21	Q2'22 vs Q2'21	YTD 2022	YTD 2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Assets under management	$19,881	$19,629	1%	$17,967	11%	19,881	$17,967	11%
Assets excluding HMBS and non-recourse obligations	2,398	2,757	(13)%	2,372	1%	2,398	2,372	1%
Mortgage servicing rights (MSRs)	359	426	(16)%	291	23%	359	291	23%
Total revenue	(95)	(51)	(86)%	7	(1457)%	(146)	36	(506)%
Pre-tax loss	$(129)	$(86)	(50)%	$(27)	(378)%	$(215)	$(21)	(924)%
(1) Financial results of combined successor and predecessor of the business combination with Replay.

•Second quarter 2022 mortgage servicing rights were down 16% to $359 million compared to the prior quarter, due to a strategic sale of MSR during the quarter. We continue to monitor and strategically manage our MSRs balances to take advantage of opportunities the market presents.
•Revenue in the second quarter 2022 was negative due to fair value adjustments on long-term assets and liabilities, as we updated model assumptions to account for substantially higher credit spreads and increased interest rates.

Reconciliation to GAAP

($ amounts in millions)	Q2'22	Q1'22	Q2'21	YTD 2022	YTD 2021
	Successor				Combined (1)
Reconciliation of net income (loss) to adjusted net income (loss) and adjusted EBITDA
Net income (loss)	$(168)	$(64)	$(15)	$(232)	$109
Add back: Benefit (provision) for income taxes	1	13	(1)	14	(2)
Net income (loss) before taxes	(169)	(77)	(14)	(246)	111
Adjustments for:
Changes in fair value(2)	111	96	24	207	36
Amortization and impairment of goodwill and intangibles(3)	14	14	13	28	14
Share-based compensation(4)	7	9	11	16	11
Certain non-recurring costs(5)	9	8	44	17	50
Adjusted net income (loss) before taxes	(28)	50	78	22	222
(Provision) benefit for income taxes(6)	6	(13)	(21)	(7)	(58)
Adjusted net income (loss)	(22)	37	57	15	164
Provision (benefit) for income taxes(6)	(6)	13	21	7	58
Depreciation	2	3	2	5	4
Interest expense on non-funding debt	7	7	7	14	15
Adjusted EBITDA	$(19)	$60	$87	$41	$241
OTHER KEY METRICS
Cash paid for income taxes	$—	$—	$2	$—	$2

($ amounts in millions except shares and $ per share)	Q2'22	Q1'22	Q2'21	YTD 2022	YTD 2021
	Successor				Combined (1)
GAAP PER SHARE MEASURES
Net income (loss) attributable to controlling interest	$(41)	(8)	2	$(49)	N/A
Weighted average outstanding share count	62,379,041	60,773,891	59,881,714	61,580,900	N/A
Basic loss per share	$(0.65)	$(0.14)	$0.04	$(0.80)	N/A
If-converted method net loss	(131)	(57)	(10)	(188)	N/A
Weighted average diluted share count	187,818,225	189,448,936	191,200,000	188,629,076	N/A
Diluted loss per share	$(0.70)	$(0.30)	$(0.05)	$(1.00)	N/A

NON-GAAP PER SHARE MEASURES
Adjusted net income (loss)	$(22)	$37	$57	$15	$164
Weighted average diluted share count	187,818,225	189,448,936	191,200,000	188,629,076	191,200,000
Adjusted diluted EPS	$(0.12)	$0.20	$0.30	$0.08	$0.86

($ amounts in millions)	SF&S	Mortgage	Total
Reconciliation of net income (loss) before taxes to adjusted net income (loss) for 2Q 2022
Net loss before taxes	$(134)	$(35)	$(169)
Adjustments for:
Changes in fair value(2)	111	—	111
Amortization and impairment of goodwill and intangibles(3)	12	2	14
Share-based compensation(4)	5	2	7
Certain non-recurring costs(5)	6	3	9
Adjusted net loss before taxes	—	(28)	(28)
Provision (benefit) for income taxes(6)	(1)	7	6
Adjusted net loss	$(1)	$(21)	$(22)

($ amounts in millions, except shares and $ per share)	SF&S	Mortgage	Total
NON-GAAP PER SHARE MEASURES
Adjusted net loss	$(1)	$(21)	$(22)
Weighted average diluted share count	187,818,225	187,818,225	187,818,225
Adjusted diluted EPS	$(0.01)	$(0.11)	$(0.12)
(1) Financial results of combined successor and predecessor of the business combination with Replay.
(2) Changes in fair value include changes in fair value of loans and securities held for investment, deferred purchase price obligations, warrant liability, and minority investments.
(3) Successor period amortization includes amortization of intangibles recognized from the business combination with Replay.
(4) Funded 85% by the non-controlling shareholders.
(5) Certain non-recurring costs relate to various one-time expenses and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include certain one-time charges including amounts recognized for settlement of legal and regulatory matters, acquisition related expenses and other one-time charges.
(6) We applied an effective combined corporate tax rate to adjusted consolidated pre-tax income (loss) for the respective period to determine the tax effect of adjusted consolidated net income (loss).

Finance of America Companies Inc. and Subsidiaries Selected Financial Information Consolidated Statements of Financial Condition (In thousands, except share data) (Unaudited)

	June 30, 2022	March 31, 2022

ASSETS
Cash and cash equivalents	$219,033	$226,846
Restricted cash	354,803	315,980
Loans held for investment, subject to HMBS related obligations, at fair value	10,882,441	10,672,152
Loans held for investment, subject to nonrecourse debt, at fair value	6,600,762	6,235,990
Loans held for investment, at fair value	1,058,410	1,218,990
Loans held for sale, at fair value	1,229,594	1,709,357
Mortgage servicing rights (“MSRs”), at fair value, $143,382 and $163,981 subject to nonrecourse MSRs financing liability, respectively	359,006	426,102
Derivative assets	55,186	281,205
Fixed assets and leasehold improvements, net	29,805	29,933
Intangible assets, net	575,284	589,092
Other assets, net	371,902	372,260
TOTAL ASSETS	$21,736,226	$22,077,907

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$10,745,879	$10,548,131
Nonrecourse debt, at fair value	6,752,084	6,323,777
Other financing lines of credit	2,593,290	3,189,756
Payables and other liabilities	428,768	630,952
Notes payable, net	353,005	353,196
TOTAL LIABILITIES	20,873,026	21,045,812

EQUITY
Class A Common Stock, $0.0001 par value; 6,000,000,000 shares authorized; 62,474,553 shares issued and outstanding at June 30, 2022	6	6
Class B Common Stock, $0.0001 par value; 1,000,000 shares authorized, 15 shares issued and outstanding at June 30, 2022	—	—
Additional paid-in capital	860,232	845,002
Accumulated deficit	(492,786)	(452,106)
Accumulated other comprehensive loss	(262)	(99)
Noncontrolling interest	496,010	639,292
TOTAL EQUITY	863,200	1,032,095
TOTAL LIABILITIES AND EQUITY	$21,736,226	$22,077,907

Finance of America Companies Inc. and Subsidiaries Selected Financial Information Consolidated Statements of Operations (In thousands, except share data) (Unaudited)

	Q2’22	Q1’22	Q2’21	YTD 2022	YTD 2021
	Successor				Combined(1)
REVENUES
Gain on sale and other income from mortgage loans held for sale, net	$71,805	$118,352	$187,577	$190,157	$478,911
Net fair value gains on mortgage loans and related obligations	1,613	10,435	131,151	12,048	207,814
Fee income	88,681	157,605	90,864	246,286	252,235
Net interest expense:
Interest income	15,853	13,873	13,151	29,726	25,812
Interest expense	(36,834)	(32,830)	(33,626)	(69,664)	(67,992)
Net interest expense	(20,981)	(18,957)	(20,475)	(39,938)	(42,180)
TOTAL REVENUES	141,118	267,435	389,117	408,553	896,780

EXPENSES
Salaries, benefits and related expenses	194,294	209,076	274,731	403,370	513,261
Occupancy, equipment rentals and other office related expenses	7,262	7,838	6,720	15,100	14,317
General and administrative expenses	123,457	132,623	119,301	256,080	246,488
TOTAL EXPENSES	325,013	349,537	400,752	674,550	774,066
OTHER, NET	15,132	4,772	(2,103)	19,904	(10,995)
NET INCOME (LOSS) BEFORE INCOME TAXES	(168,763)	(77,330)	(13,738)	(246,093)	111,719
Provision (benefit) for income taxes	(940)	(13,335)	1,086	(14,275)	2,223
NET INCOME (LOSS)	(167,823)	(63,995)	(14,824)	(231,818)	109,496
CRNCI	—	—	—	—	4,260
Noncontrolling interest	(127,143)	(55,502)	(17,089)	(182,645)	(16,888)
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$(40,680)	$(8,493)	$2,265	$(49,173)	$122,124

EARNINGS (LOSS) PER SHARE
Basic weighted average shares outstanding	62,379,041	60,773,891	59,881,714	61,580,900	N/A
Basic net earnings (loss) per share	$(0.65)	$(0.14)	$0.04	$(0.80)	N/A
Diluted weighted average shares outstanding	187,818,225	189,448,936	191,200,000	188,629,076	N/A
Diluted net loss per share	$(0.70)	$(0.30)	$(0.05)	$(1.00)	N/A

Webcast and Conference Call
Management will host a webcast and conference call on Thursday, August 4, 2022 at 5:00 pm Eastern Time to discuss the Company’s results for the second quarter ended June 30, 2022. A copy of the press release and investor presentation will be posted prior to the call under the “Investors” section on Finance of America’s website at https://www.financeofamerica.com/investors.

To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company's website at https://www.financeofamerica.com/investors. The conference call can also be accessed by dialing the following:

a.800-267-6316 (Domestic)

b.203-518-9783 (International)

c.Conference ID: FOAQ222

Replay

A replay of the call will also be available on the Company's website approximately two hours after the conclusion of the conference call through August 11, 2022. To access the replay, dial 888-562-2826 (United States/Canada) or 402-220-7355 (International). No passcode is required. The replay can also be accessed on the “Investors” section of the Company's website at https://www.financeofamerica.com/investors.

About Finance of America
Finance of America (NYSE:FOA) is a customer focused, consumer and specialty lending business. Product offerings include mortgages, reverse mortgages, home improvement loans, and loans to residential real estate investors distributed across retail, third party network, and digital channels. In addition, Finance of America offers complementary lending services to enhance the customer experience, as well as capital markets and portfolio management capabilities to optimize distribution to investors. The Company is headquartered in Plano, Texas. For more information, please visit https://www.financeofamerica.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that our actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that maybe expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning Finance of America or other matters and attributable to Finance of America or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Such forward-looking statements are subject to various risks and uncertainties which include, but are not limited to, the following risks: the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors in our markets; our ability to obtain sufficient capital to meet the financing requirements of our business; our ability to finance and recover costs of our reverse servicing operations; changes in our business relationships or changes in servicing guidelines with Fannie Mae, Freddie Mac and Ginnie Mae; the COVID-19 pandemic and its unique challenges to our business, which could adversely impact our ability to originate and service mortgages, manage our portfolio of assets and provide lender services, and could also adversely impact our counterparties, liquidity and employees; our business is significantly impacted by interest rates, and changes in prevailing interest rates or U.S. monetary policies that affect interest rates may have a detrimental effect on our business; our geographic concentration could materially and adversely affect us if the economic conditions in our current markets should decline or we could face losses in concentrated areas due to natural disasters; use of estimates in measuring or determining the fair value of the majority of our assets and liabilities; if our estimates prove to be incorrect, we may be required to write down the value of these assets or write up the value of these liabilities, which could adversely affect our business, financial condition and results of operations; our ability to obtain sufficient capital to meet the financing requirements of our business, or if we fail to comply with our debt agreements, our business, financing activities, financial condition and results of operations will be adversely affected; a disruption in the secondary home loan market, including the mortgage-backed securities market, could have a detrimental effect on our business; Finance of America Reverse LLC’s status as an approved non-supervised Federal Housing Administration mortgage and an approved Government National Mortgage Association issuer; Finance of America Mortgage LLC’s status as an approved seller servicer for Federal National Mortgage Association and Federal Home Loan Mortgage Corp., an approved Ginnie Mae issuer and an approved non-supervised FHA and U.S. Department of Veterans Affairs mortgage, are subject to compliance with each of their respective guidelines and other conditions they may impose, and the failure to meet such guidelines and conditions could have a material adverse effect on our overall business and our financial position, results of operations and cash flows; the engagement of our Lender Services business by our loan originator businesses may give appearance of a conflict of interest; third party customers of our Lender Services businesses and concerns regarding conflicts of interest within our Lender Services Businesses, due to their affiliation with the Company; our Lender Services business has operations in the Philippines that could be adversely affected by changes in political or economic stability or by government policies; we operate in heavily regulated industries, and our mortgage loan origination and servicing activities (including lender services) expose us to risks of noncompliance with an increasing and inconsistent body of complex laws and regulations at the U.S. federal, state and local levels; various legal proceedings, federal or state governmental examinations and enforcement investigations we are subject to from time to time, which may be. highly complex and slow to develop, and results are difficult to predict or estimate; unlike competitors that are national banks, our lending subsidiaries are subject to state licensing and operational requirements that result in substantial compliance costs; our substantial leverage could adversely affect our financial condition, our ability to raise additional capital to fund our operations, our ability to operate our business, our ability to react to changes in the economy or our industry or our ability to pay our debts, and could divert our cash flow from operations to debt payments; the Company is a holding company and its only material asset is its interest in Finance of America Equity Capital LLC, and it is accordingly dependent upon distributions from Finance of America Equity Capital LLC to pay taxes, make payments under the tax receivable agreements and pay dividends; due to the listing of the Company’s Class A Common Stock on the New York Stock Exchange (“NYSE”), the Company is a “controlled company” within the meaning of NYSE rules and, as a result, qualifies for exemptions from certain corporate governance requirements, and, accordingly, the stockholders of the Company do not have the same protections afforded to stockholders of companies that are subject to such requirements; we have a substantial number of shares of common stock issuable upon conversion of Finance of America Equity Capital LLC Units, which may dilute your investment, and the sale of which could cause significant downward pricing pressure on our stock; the brief trading history of our common stock has been characterized by low trading volume, which may result in an inability to sell your shares at a desired price, if at all; and other risks and uncertainties set forth in the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2021, originally filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2022, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures
The Company’s management evaluates performance of the Company through the use certain non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted Earnings per Share.

We define Adjusted Net Income as net income adjusted for change in fair value of loans and securities held for investment due to assumption changes, change in fair value of deferred purchase price obligations (including earnouts and TRA obligations), warrant liability, and minority investments, amortization and other impairments, equity based compensation, and certain non-recurring costs.

We define Adjusted EBITDA as Adjusted Net Income (defined above) adjusted for taxes, interest on non-funding debt and depreciation.

We define Adjusted Diluted Earnings Per Share as Adjusted Net Income (defined above) divided by our weighted average diluted share count, which includes our issued and outstanding Class A Common Stock shares plus Finance of America Equity Capital LLC’s Class A LLC units owned by our noncontrolling interests on an if-converted basis.

The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.

These non-GAAP financial measures should not be considered as an alternate to (i) net income (loss) or any other performance measures determined in accordance with GAAP or (ii) operating cash flows determine in accordance with GAAP. Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted Earnings per Share have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations of these metrics are: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.

Because of these limitations, Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted Earnings per Share should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to stockholders. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP financial measures only as a supplement. Users of our interim unaudited consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures.

Contacts:
For Finance of America Media: pr@financeofamerica.com
For Finance of America Investor Relations: ir@financeofamerica.com